EXHIBIT 10 (n)
                          SALARY CONTINUATION AGREEMENT
                          -----------------------------


           This AGREEMENT is entered into this 12th day of November, 2002 by and between GUILFORD MILLS, Inc. a Delaware corporation (the "Company") and David B. Schweibold (the "Associate").

                              STATEMENT OF PURPOSE.

           The purpose of this Salary Continuation Agreement (the "Agreement") is to assist a key employee in the event of such employee's involuntary termination in the transition to finding other employment and also to retain such employee and to motivate such employee to enhance the value of the Company.

1.         DEFINITIONS.

           For purposes of this Agreement, the following terms shall have the meanings set forth below:

           "Base Salary" shall mean the annual base salary paid to the Associate by the Company and any Subsidiary immediately prior to his or her termination of employment or, in the event of a termination for Good Reason within the meaning of clause (b) of the definition of Good Reason, the annual base salary paid to the Associate immediately prior to the existence of Good Reason.

           "Base Salary Continuation Amount" shall mean the amount described in
Section 2 hereof.

           "Board" shall mean the Board of Directors of the Company.

           "Cause" shall mean:

           (a) The willful and continued failure by the Associate to perform substantially his or her duties with the Company (other than any such failure resulting from the Associate's incapacity due to physical or mental illness or any such failure resulting from termination by the Associate for Good Reason) after a written demand for substantial performance is delivered to the Associate by the Company's chief executive officer, which demand specifically identifies the manner in which the chief executive officer of the Company believes that the Associate has not substantially performed his or her duties; or

           (b) The willful engagement in conduct by the Associate which is demonstrably and materially injurious to the Company, monetarily or otherwise; or

           (c) Conviction for a felony or other crime punishable by imprisonment, or the entering of a plea of nolo contendere thereto



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           For purposes of this definition, no act, or failure to act, on the
Associate's part shall be considered "willful" unless done, or omitted to be done, by him or her knowing and with the intent that such action or inaction would not be in the best interests of the Company or otherwise was done or omitted to be done in bad faith.

           Notwithstanding any of the foregoing, the Associate shall not be deemed to have been terminated for Cause pursuant to clause (a) and (b) above unless and until there shall have been delivered to the Associate a resolution duly adopted by the Board at a meeting called and held for such purpose (after reasonable notice to the Associate and an opportunity for the Associate, together with his or her counsel, to be heard before the Board), finding that the Associate has engaged in (or failed to engage in, as the case may be) the conduct set forth above and specifying the particulars thereof in detail.

           "Change in Control" shall be deemed to have occurred upon any of the following events:

           (a) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") but excluding any employee benefit plan of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's outstanding securities then entitled ordinarily to vote for the election of directors; or

           (b) During any period of two (2) consecutive years commencing on or after the Emergence Date, the individuals who at the beginning of such period constitute the Board or any individuals who would be Continuing Directors cease for any reason to constitute at least a majority thereof; or

           (c) The Board shall approve a sale of all or substantially all of the assets of the Company; or

           (d) The Board shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (a) or (b), above.

           "Continuing Directors" shall mean the directors of the Company in office on the Emergence Date and any successor to any such director and any additional director who after the Emergence Date (i) was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection and (ii) who is not an "affiliate" or "associate" (as defined in Regulation 12B under the Exchange Act) of any person who is the beneficial owner, directly or indirectly, of securities representing ten percent (10%) or more of the combined voting power of the Company's outstanding securities then entitled ordinarily to vote for the election of directors.



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           "Disability" with respect to an Associate shall exist if such
Associate is eligible to receive benefits under the applicable Group Long Term Disability Income Plan for Executives or any successor plan thereto; provided, however, that in the event that no such plan is in effect as of the applicable date, "Disability" shall have the meaning ascribed to such term in any long term disability benefit plan of the Company in effect as of the Emergence Date.

           "Eligible Termination" shall mean the termination of an Associate's employment with the Company or a Subsidiary, other than on account of death, Disability or Retirement, (i) by him or her for Good Reason or (ii) by the Company or a Subsidiary other than for Cause (or other than at a time when Cause existed).

           "Emergence Date" shall mean October 4, 2002.

           "Good Reason" shall mean:

           (a) The assignment by the Company or a Subsidiary to the Associate of duties which result, without the Associate's express written consent, in a significant reduction in the Associate's authority and responsibility when compared to the level of authority and responsibility assigned to the Associate as of the date of execution of this Agreement; or

           (b) A reduction by the Company or a Subsidiary of the Associate's Base Salary as the same may be increased from time to time hereinafter; or

           (c) A change of the Associate's assigned site location as of the Emergence Date ("Original Site") to another site location which is at least 50 miles from the Original Site without the Associate's consent, or in the event of any such relocation of the Associate with his or her consent, the failure by the Company to pay (or reimburse) the Associate for all reasonable moving expenses incurred by the Associate and relating to a change of his or her principal residence, and to indemnify the Associate against any loss realized by the Associate and/or the Associate's spouse in the sale of the Associate's principal residence (with any such loss measured as the difference between the amount realized on the sale and the original cost of the home plus any improvements thereto) in connection with any such change of residence, all to the effect that the Associate shall incur no loss on any after-tax basis; or

           (d) The failure by the Company to continue to provide the Associate with substantially the same level of employee benefits under all employee benefit plans, including, without limitation, (i) all pension plans, as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including the Profit-Sharing Plan, the Company's 401(k) Plan and the Company's Excess Benefits Plan, (ii) all other retirement plans, whether or not tax-qualified, (iii) all incentive and cash bonus plans,
(iv) all welfare plans, as such term is defined in section 3(1) of ERISA, including, group life insurance plans, medical, dental, accident, disability and other insurance plans, and (v) all perquisites, in each case, as were provided



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to the Associate immediately prior to the Emergence Date, or with a package of employee benefits that, though one or more such benefits may vary from those provided before the Emergence Date, is substantially comparable in all material respects when taken as a whole to such employee benefits provided prior the Emergence Date; or

           (e) The failure by the Company to provide continued participation in an annual cash bonus plan pursuant to which, if applicable Company and/or individual performance criteria are satisfied, the Associate would receive an annual bonus in an amount equal to the product of (x) his or her annual base salary and (y) a bonus percentage, provided, however, that such performance criteria used in calculating the amount of an annual bonus shall be selected and determined in a manner substantially consistent with the method of establishing such targets immediately prior to the Emergence Date and the bonus percentage shall be no less than that percentage used in determining the amount of the Associate's targeted bonus immediately prior to the Emergence Date; provided, however, that Good Reason shall not exist in the event the Company changes the criteria for receiving such amounts for valid business purposes not related to the Associate; or

           (f) The failure by the Company to perform its obligations under any Company employee benefit plans and agreements entered into between the Company and the Associate; or

           (g) The failure by the Company to obtain the express written assumption of and agreement to perform this Agreement by any Successor; or

           (h) Any purported termination of the Associate's employment by the Company which is not effected pursuant to a Notice of Termination.

           "Notice of Termination" shall mean a notice given by the Associate or by the Company or a Subsidiary, as the case may be, which shall indicate the specific basis for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of any payments under this Agreement; provided, however, that an Associate shall not be entitled to give a Notice of Termination that he or she is terminating his or her employment with the Company or a Subsidiary for Good Reason after the expiration of six (6) months following the last to occur of the events alleged by him or her to constitute Good Reason.

           "Profit Sharing Plan" shall mean the Company's Salaried Associate Retirement Profit Sharing Plan or any successor plan thereto

           "Retirement" shall mean that the Associate shall have retired after reaching the normal retirement date provided in the Profit Sharing Plan as in effect on the Emergence Date.

           "Subsidiary" shall mean a subsidiary of the Company.



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           "Successor" shall mean any person, firm, corporation or other business entity that, at any time, whether by merger, acquisition or otherwise, acquires all or substantially all of the stock, assets or business of the Company or a Subsidiary, as the case may be.


 2.        SALARY CONTINUATION AND OTHER POST-TERMINATION BENEFITS.

           The Associate shall only be entitled to the Base Salary Continuation Amount and the other payments and benefits described in this Section 2 in the event of an Eligible Termination. Any purported termination by the Company or a Subsidiary by reason of Disability or for Cause, or by the Associate for Good Reason, shall be communicated by written Notice of Termination to the other party hereto.

           The Base Salary Continuation Amount payable to the Associate under this Agreement shall be equal to one (1) year of Base Salary. All Base Salary Continuation Amounts shall be payable by the Company in substantially equal monthly installments commencing with the first day of the month following the month in which the Eligible Termination occurs. In the event of an Eligible Termination, the Associate shall be entitled to (i) continue to participate in all of the welfare plans, including medical, dental and disability plans, maintained by the Company or its Subsidiaries in which he or she participated immediately prior to his or her termination of employment (or, in the event of a termination for Good Reason within the meaning of clause (d) of the definition of Good Reason, the welfare plans in which he or she participated immediately prior to the existence of Good Reason), on the same terms as he or she participated immediately prior to his or her termination of employment (or the existence of Good Reason, as the case may be), from the date of such Eligible Termination to the expiration of a period of time equal to the period of time used to compute his or her Base Salary Continuation Amount herein and (ii) reimbursement from the Company for the cost of outplacement services not in excess of $10,000. In the event of an Eligible Termination within one year after the Emergence Date following a Change in Control, the Associate shall also be entitled to receive a bonus equal to 30 percent (30%) of his or her Base Salary, and such bonus shall be paid out in a single sum together with the first installment of the Base Salary Continuation Amount payments. Payments and benefits under this Agreement shall not be reduced or offset by any payments made to the Associate under any other plan, program, agreement or arrangement of the Company or its Subsidiaries. Notwithstanding the foregoing, however, payments under this Agreement are subject to and conditioned upon the cancellation of any agreements or arrangements existing on the Emergence Date with the Company or a Subsidiary providing for payments to the Associate in the event of a "change of control", whether or not such change in control is the same as defined herein. Benefits under the Agreement payable to the Associate shall be reduced by all applicable federal, state and local withholding.



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3.         RELEASE.

           The Associate's agreement hereto shall constitute full settlement and release of any claim or cause of action, of whatever nature, which the Associate might otherwise assert or claim against the Company or any of its directors, stockholders, officers or associates on account of such termination; provided, however, this Agreement is in addition to and not in lieu of any other plan or arrangement providing for payments to or benefits for the Associate or any agreement now existing or which hereafter may be entered into between the Company and the Associate other than any such agreement or arrangement existing on the Emergence Date providing benefits in the event of a "change in control" described in Section 2 hereof.

4.         FINANCING.

           All amounts due and benefits provided under the Agreement shall constitute general obligations of the Company in accordance with the terms of the Agreement. The Associate shall have only an unsecured right to payment thereof out of the general assets of the Company

5.         GENERAL.

           (a) The Associate shall retain in confidence any proprietary or other confidential information known to him concerning the Company and its business (including any Subsidiary and its business) so long as such information is not publicly disclosed and disclosure is not required by an order of any governmental body or court. If requested, the Associate shall return to the Company any memoranda, documents or other materials proprietary to the Company or any Subsidiary.

           (b) The Company shall use its best efforts to resolve disputes under this Agreement expeditiously and without undue litigation expenses. If litigation shall be brought to enforce or interpret any provision contained herein, the Company shall indemnify the Associate for his attorneys' fees and disbursements incurred in such litigation and pay prejudgment interest on any money judgment obtained by the Associate calculated at the prime rate of interest in effect from time to time at Wachovia Bank, National Association, from the date that payment should have been made under this Agreement; provided, however, that the Associate shall not have been found by the court to have had no cause in bringing the action, or to have acted in bad faith, which finding must be final with the time to appeal therefrom having expired and no appeal having been taken.

           (c) Subject to the terms hereof, the Company's obligation to pay the Associate the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any set off, counterclaim, recoupment, defense or other right which the Company may have against the Associate or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand.



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Each and every payment made hereunder by the Company shall be final and the
Company will not seek to recover for any reason all or any part of such payment from the Associate or any person entitled thereto.

           (d) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement required by this Section 5(d), or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

           (e) This Agreement shall inure to the benefit of and be enforceable by the Associate's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Associate should die while any amounts would still be payable to the Associate hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Associate's devisee, legatee or other designor or, if there be no such designee, to the Associate's estate.

           (f) For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by (i) United States registered mail, return receipt requested, postage prepaid, (ii) overnight courier service or (iii) facsimile, addressed as follows:

           If to the Associate, to the address stated in the Company's records for such Associate.

                               If to the Company:

                               Guilford Mills, Inc.
                               6001 West Market Street
                               Greensboro, NC  27409
                               Attn:  Law Department
                               Fax:  (336) 316-4057

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.




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6.         TERMINATION AND AMENDMENT OF THE AGREEMENT

           This Agreement shall continue to be in effect unless and until the Company terminates it by providing written notice to the Associate at least six months prior to the date of termination, with such notice specifying the termination date; provided, however, that the Company may not terminate this Agreement and may not give such a notice of termination prior to the second anniversary of this Agreement. Notwithstanding the foregoing, the Company shall have no right to amend, modify or terminate this Agreement after the Associate becomes entitled to any payments or benefits hereunder. The Company may amend or modify this Agreement solely with the written consent of the Associate.

7.         NON-ASSIGNABILITY

           The Associate's rights under this Agreement shall be non-transferable except as applicable law may otherwise require. Subject to the foregoing, no right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall, to the full extent permitted by law, be null, void and of no effect.

8.         EFFECT OF OTHER PROGRAMS;  DUTY TO MITIGATE

           Except as otherwise expressly provided herein, (a) nothing in the Agreement shall affect the level of benefits provided to or received by the Associate (or the Associate's estate or beneficiaries) as part of any employee benefit plan or program of the Company, its parent or any affiliate and (b) the Agreement shall not be construed to affect in any way the Associate's rights and obligations under any other plan or program maintained by the Company, its parent or any affiliate on behalf of employees or any other contract between the Company or a subsidiary and the Associate.

           With respect to the first half of Base Salary Continuation Amount payments described in Section 2 hereof, the Associate shall not be required to mitigate the amount of any such payment under the Agreement by seeking employment or otherwise, and there shall be no right of setoff or counterclaim, in respect of any claim, debt or obligation, against any payments to the Associate, the Associate's dependents, beneficiaries or estate provided for in the Agreement. With respect to the second half of such Base Salary Continuation Amount payments, such payments shall be reduced, but not below zero, by any amounts paid or payable by a successor employer and, with respect to such payments, the Associate shall use reasonable efforts to seek comparable employment to mitigate the amounts of such payments.




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9.         TERMINATION OF EMPLOYMENT

           Nothing in the Agreement shall be deemed to entitle the Associate to continued employment with the Company or a Subsidiary, and the rights of the Company or a Subsidiary to terminate the employment of the Associate in any lawful manner shall continue as fully as though this Agreement were not in effect.

10.        SEVERABILITY

           In the event that any provision or portion of the Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of the Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

11.        GOVERNING LAW; ARBITRATION

           All questions pertaining to the construction, regulation, validity and effect of the provisions of the Agreement shall be determined in accordance with the laws of the State of Delaware. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Unless otherwise agreed to by the Company, any such arbitration shall take place in Guilford county, North Carolina. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Associate shall be entitled to seek specific performance of his or her right to be paid as provided in this Agreement in the event of any dispute.

           IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.



GUILFORD MILLS, INC.                                 ASSOCIATE



By: /s/ John A. Emrich                               /s/ David B. Schweibold
----------------------                               ---------------------------
Name:  John A. Emrich                                David B. Schweibold
Title: President and Chief Executive Officer






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